Exhibit 99.1

HashiCorp Announces Second Quarter Financial Results of fiscal year 2023

•
Second quarter revenue totaled $113.9 million, representing an increase of 52% year-over-year;
•
Trailing four quarter average Net Dollar Retention rate was 134% at the end of the second quarter of fiscal 2023, up from 124% in the second quarter of fiscal 2022.
•
Second quarter total GAAP RPO totaled $476.0 million, representing an increase of 50% year-over-year; second quarter current GAAP RPO totaled $304.3 million, representing an increase of 53% year-over-year.
•
Second quarter total non-GAAP RPO totaled $498.4 million, representing an increase of 48% year-over-year; second quarter current non-GAAP RPO totaled $324.3 million, representing an increase of 50% year-over-year.

SAN FRANCISCO – September 1, 2022 – HashiCorp, Inc. (NASDAQ: HCP), a leading provider of multi-cloud infrastructure automation software, today announced financial results for its second quarter of fiscal 2023, ended July 31, 2022.

“Global enterprises continue to invest in their cloud programs, which are critical to their long term business goals. Our second quarter of fiscal 2023 results reflect the strength of this trend, with revenue growth of 52% year-over-year,” said Dave McJannet, CEO, HashiCorp.

“We remain focused on enabling our customers with new enhancements to our product suite including compliance features for Terraform, zero trust identity management on the HashiCorp Cloud Platform with Boundary, and further integration among our products to support the adoption of platform teams,” said McJannet.

“In the second quarter of fiscal 2023 we saw customers affirm their commitment to HashiCorp’s cloud automation products, with a strong trailing four quarter average Net Dollar Retention Rate of 134%,” said Navam Welihinda, CFO, HashiCorp.

Fiscal 2023 Second Quarter Financial Results

Revenue: Total revenue was $113.9 million in the second quarter of fiscal 2023, up 52% from $75.1 million in the same period last year.

Gross Profit: GAAP gross profit was $92.3 million in the second quarter of fiscal 2023, representing an 81% gross margin, compared to a GAAP gross profit of $62.2 million and an 83% gross margin in the same period last year. Non-GAAP gross profit was $96.1 million in the second quarter fiscal 2023, representing an 84% non-GAAP gross margin, compared to a non-GAAP gross profit of $62.3 million and an 83% non-GAAP gross margin in the same period last year.

Operating Loss: GAAP operating loss was $78.6 million in the second quarter of fiscal 2023, compared to GAAP operating loss of $25.1 million in the same period last year. Non-GAAP operating loss was $36.0 million in the second quarter of fiscal 2023, compared to a non-GAAP operating loss of $23.6 million in the same period last year.

Net Loss: GAAP net loss was $74.8 million in the second quarter of fiscal 2023, compared to a GAAP net loss of $24.9 million in the same period last year. Non-GAAP net loss was $32.1 million in the second quarter of fiscal 2023, compared to a non-GAAP net loss of $23.4 million in the same period last year.

Net Loss per Share: GAAP net loss per share was $0.40 based on 185.2 million weighted-average shares outstanding in the second quarter of fiscal 2023, compared to a GAAP net loss per share of $0.37 based on 66.5 million weighted-average shares outstanding in the same period last year. Non-GAAP net loss per share was $0.17 in the second quarter of fiscal 2023, compared to a non-GAAP net loss per share of $0.35 in the same period last year.

Remaining Performance Obligation (RPO): Total GAAP RPO was $476.0 million at the end of the second quarter of fiscal 2023, up from $317.4 million at the end of the same period last year. The current portion of GAAP RPO was $304.3 million at the end of the second quarter of fiscal 2023, up from $198.6 million at the end of the same period last year. Total non-GAAP RPO was $498.4 million at the end of the second quarter of fiscal 2023, up from $335.8 million at the end of the same period last year. The current portion of non-GAAP RPO was $324.3 million at the end of the second quarter of fiscal 2023, up from $215.7 million at the end of the same period last year.

Cash: Net cash used in operating activities was $57.2 million in the second quarter of fiscal 2023, compared to $28.5 million used in operating activities in the same period last year. Cash and cash equivalents totaled $1,291.8 million at the end of the second quarter of fiscal 2023, compared to $244.1 million at the end of the same period last year.

Reconciliations of GAAP financial measures to the most comparable non-GAAP financial measures have been provided in the tables included in this release.

Fiscal 2023 Second Quarter and Recent Operating Highlights

Key Metrics:

•
HashiCorp ended the second quarter of fiscal 2023 with 3,612 customers, up from 3,240 customers at the end of the previous fiscal quarter and 2,101 customers at the end of the second quarter of fiscal 2022.
•
The Company ended the second quarter of fiscal 2023 with 734 customers with equal or greater than $100,000 in ARR, up from 704 customers at the end of the previous fiscal quarter and 558 customers at the end of the second quarter of fiscal 2022.
•
Customers equal to or greater than $100,000 in ARR represented 88% of total revenue in the second quarter of fiscal 2023 compared to 88% in the previous fiscal quarter and 87% in the second quarter of fiscal 2022.
•
Quarterly subscription revenue from HashiCorp Cloud Platform (HCP) reached $10.6 million in the second quarter of fiscal 2023, increased from $8.8 million in the previous fiscal quarter and increased from $3.7 million in the second quarter of fiscal 2022.
•
The Company's trailing four quarter average Net Dollar Retention rate was 134% at the end of the second quarter of fiscal 2023, up from 133% in the previous fiscal quarter.

Second Quarter Highlights:

During the second quarter, HashiCorp continued to invest across its product portfolio, including the following products enhancements:

•
HashiCorp Terraform Cloud: Drift Detection, which provides continuous checks against infrastructure state to detect and notify when there are changes, minimizing risk, downtime, and costs, became generally available on Terraform Cloud.
•
HashiCorp Consul: HashiCorp Cloud Platform (HCP) Consul on Microsoft Azure became generally available and can support production workloads running on Azure. This announcement marks the latest milestone in the HashiCorp and Microsoft collaboration, providing a fully managed, cloud-based service mesh solution.
•
HashiCorp Boundary: HCP Boundary, the HashiCorp-managed service to help organizations standardize secure remote access to critical infrastructure regardless of where it resides, became available in public beta.
•
HashiCorp Vault: Vault 1.10, which added login multi-factor authentication support, promoted Vault as an OpenID Connect provider to generally available status, and added support for public key infrastructure to use hardware security modules. Vault was evaluated as conformant with the Federal Information Processing Standard 140-2 standards, achieving FIPS 140-2 Compliance. The HashiCorp Vault ecosystem continued to show strong growth with 12 new HCP, Enterprise, and open source integrations, including with MongoDB, Yugabyte, and TraefikLabs.
•
Awards: 2022 Microsoft Open Source Software on Azure Partner of the Year Award (U.S. winner); 2022 Microsoft Open Source Software on Azure Partner of the Year Award (global finalist); Fortune Best Places to Work in the Bay Area; Fortune Best Places to Work for Millennials; and Comparably Best CEOs for Diversity.

Financial Outlook

For the third quarter of fiscal 2023, the Company currently expects:

•
Total revenue of $110 - $112 million
•
Non-GAAP operating loss of $66 - $63 million
•
Non-GAAP EPS loss of $0.32 - $0.30
•
Weighted Average Fully Diluted Shares of 187.4 million

For the full fiscal year 2023, the Company currently expects:

•
Total revenue of $442 - $448 million
•
Non-GAAP operating loss of $198 - $194 million
•
Non-GAAP EPS loss of $0.97 - $0.95
•
Weighted Average Fully Diluted Shares of 186.2 million

HashiCorp has not reconciled its expectations as to third quarter and fiscal year 2023 non-GAAP operating loss and non-GAAP earnings per share to the most directly comparable GAAP measures. Due to the limited public trading history and significant volatility in the price of HashiCorp’s common stock, certain items, which could be material, cannot be calculated without unreasonable efforts. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Conference Call Information

HashiCorp will host a conference call Thursday, Sept. 1, 2022 at 2 p.m. PDT to discuss HashiCorp’s financial results and financial guidance. The live conference call may be accessed by registering using the link available on our investor relations site at ir.hashicorp.com.

Upon registration, all telephone participants will receive the dial-in number along with a unique PIN that can be used to access the call. A webcast replay will be available following the conclusion of the live broadcast and will be accessible on HashiCorp’s investor relations site at ir.hashicorp.com.

HashiCorp will host a Financial Analyst Day Oct. 5, 2022. This event will be held in conjunction with our HashiConf Global conference taking place in Los Angeles, California. The event is expected to start at approximately 10:30 a.m. PDT and conclude at 4 p.m. PDT. A live webcast will be accessible from the HashiCorp investor relations website at ir.hashicorp.com. A replay of the presentations will be available following the completion of the event.

About HashiCorp, Inc.

HashiCorp is a leader in multi-cloud infrastructure automation software. The HashiCorp software suite enables organizations to adopt consistent workflows and create a system of record for automating the cloud for infrastructure provisioning, security, networking, and application deployment. HashiCorp’s portfolio of products includes Vagrant™, Packer™, Terraform®, Vault™, Consul®, Nomad™, Boundary, and Waypoint™. HashiCorp offers products as open source, enterprise, and as managed cloud services. The Company is headquartered in San Francisco, though most of HashiCorp employees work remotely, strategically distributed around the globe. For more information, visit hashicorp.com or follow HashiCorp on Twitter @HashiCorp.

All product and company names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the third quarter and full year of fiscal 2023. In some cases you can identify forward- looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to market opportunity and our ability to benefit from it, market and customer trends, including continued adoption by our customers of their multi-cloud strategies, our customers’ confidence in our products, and our outlook related to the third quarter and fiscal year 2023. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to risks and uncertainties related to market conditions, HashiCorp and its business as set forth in our filings with the Securities and Exchange Commission (“SEC”) pursuant to our Quarterly Report on Form 10-Q dated June 9, 2022 and our future reports that we may file from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for HashiCorp to differ materially from those contained in HashiCorp’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and HashiCorp specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP gross profit of subscription revenue and non-GAAP gross profit of professional services and other, non-GAAP gross margin of subscription revenue and non-GAAP gross margin of professional services and other, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP free cash flow and total and current non-GAAP RPOs, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

We calculate non-GAAP gross profit for subscription revenue and professional services and other as GAAP gross profit before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue.

We calculate non-GAAP gross margin for subscription revenue and professional services and other as GAAP gross margin before the impact of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue as a percentage of revenue.

We calculate non-GAAP operating expenses (research and development, sales and marketing, general and administrative) as GAAP operating expenses (research and development, sales and marketing, general and administrative) before the impact of stock-based compensation of capitalized internal-use software, and stock-based compensation expense included in cost of revenue as a percentage of revenue.

We calculate non-GAAP operating loss as GAAP operating loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense. We calculate non-GAAP net loss as GAAP net loss before amortization of stock-based compensation of capitalized internal-use software, and stock-based compensation expense.

We calculate non-GAAP net loss per share as non-GAAP net loss divided by weighted average shares outstanding.

We calculated non-GAAP free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. Non-GAAP free cash flow as a % of revenue is calculated as non-GAAP free cash flow divided by total revenue.

We calculate non-GAAP RPOs as RPOs plus customer deposits, which are refundable pre-paid amounts, based on the timing of when these customer deposits are expected to be recognized as revenue in future periods. The current portion of non-GAAP RPO represents the amount to be recognized as revenue over the next 12 months.

Our management team uses these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of our website at https://ir.hashicorp.com.

HashiCorp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

Revenue:
License	$15,338	$11,798	$25,682	$21,958
Support	84,257	58,158	163,465	110,888
Cloud-hosted services	10,637	3,762	19,469	6,342
Subscription revenue	110,232	73,718	208,616	139,188
Professional services and other	3,631	1,395	6,144	2,837
Total revenue	113,863	75,113	214,760	142,025
Cost of revenue:
Cost of license	360	45	753	130
Cost of support	12,272	8,242	23,110	16,684
Cost of cloud-hosted services	5,699	2,626	10,529	5,197
Cost of subscription revenue	18,331	10,913	34,392	22,011
Cost of professional services and other	3,209	2,006	6,537	3,584
Total cost of revenue	21,540	12,919	40,929	25,595
Gross profit	92,323	62,194	173,831	116,430
Operating expenses:
Sales and marketing	87,674	49,993	167,926	88,869
Research and development	47,885	24,914	95,060	43,048
General and administrative	35,383	12,386	67,906	25,028
Total operating expenses	170,942	87,293	330,892	156,945
Loss from operations	(78,619)	(25,099)	(157,061)	(40,515)
Interest income	3,926	46	4,542	199
Other income (expenses), net	66	(51)	(40)	(110)
Loss before income taxes	(74,627)	(25,104)	(152,559)	(40,426)
Provision for (benefit from) income taxes	137	(203)	422	61
Net loss	$(74,764)	$(24,901)	$(152,981)	$(40,487)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.40)	$(0.37)	$(0.83)	$(0.61)
Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	185,211,526	66,466,383	184,113,824	66,076,683

HashiCorp, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(unaudited)

	As of
	July 31, 2022	January 31, 2022

Assets
Current assets
Cash and cash equivalents	$1,291,834	$1,355,828
Accounts receivable, net	111,604	126,812
Deferred contract acquisition costs	36,219	32,205
Prepaid expenses and other current assets	18,935	17,744
Total current assets	1,458,592	1,532,589
Deferred contract acquisition costs, non-current	72,800	57,126
Other assets, non-current	35,959	33,960
Total assets	$1,567,351	$1,623,675
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,223	$14,267
Accrued expenses and other current liabilities	7,371	7,672
Accrued compensation and benefits	54,978	56,939
Deferred revenue	213,385	206,416
Customer deposits	22,348	23,383
Total current liabilities	309,305	308,677
Deferred revenue, non-current	13,427	16,873
Other liabilities, non-current	14,389	15,834
Total liabilities	337,121	341,384
Commitments and contingencies
Stockholders’ equity
Class A common stock, par value of $0.000015 per share; 1,000,000,000 and 1,000,000,000 shares authorized as of July 31, 2022 and January 31, 2022, respectively; 60,917,058 and 30,596,695 shares issued and outstanding as of July 31, 2022 and January 31, 2022, respectively	1	1
Class B common stock, par value of $0.000015 per share; 200,000,000 and 200,000,000 shares authorized as of July 31, 2022 and January 31, 2022, respectively; 125,403,087 and 151,569,865 shares issued and outstanding as of July 31, 2022 and January 31, 2022, respectively	2	2
Additional paid-in capital	1,889,310	1,788,390
Accumulated deficit	(659,083)	(506,102)
Total stockholders’ equity	1,230,230	1,282,291
Total liabilities and stockholders’ equity	$1,567,351	$1,623,675

HashiCorp, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Six Months Ended July 31,
	2022	2021

Cash flows from operating activities
Net loss	$(152,981)	$(40,487)
Adjustments to reconcile net loss to cash from operating activities:
Stock-based compensation expense, net of amounts capitalized	88,662	3,224
Depreciation and amortization expense	1,947	920
Non-cash operating lease cost	1,416	1,087
Other	(19)	34
Changes in operating assets and liabilities:
Accounts receivable	15,227	18,966
Deferred contract acquisition costs	(19,688)	(16,204)
Prepaid expenses and other assets	(1,175)	(2,963)
Accounts payable	(3,044)	146
Accrued expenses and other liabilities	(1,741)	(937)
Accrued compensation and benefits	(1,961)	15,071
Deferred revenue	3,523	(1,192)
Customer deposits	(1,035)	(3,831)
Net cash used in operating activities	(70,869)	(26,166)
Cash flows from investing activities
Purchases of property and equipment	(72)	(45)
Capitalized internal-use software	(3,516)	(2,812)
Net cash used in investing activities	(3,588)	(2,857)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(202)	-
Proceeds from issuance of common stock upon exercise of stock options	2,166	2,338
Proceeds from issuance of common stock under employee stock purchase plan	8,501	-
Net cash provided by financing activities	10,465	2,338
Net decrease in cash, cash equivalents, and restricted cash	(63,992)	(26,685)
Cash, cash equivalents, and restricted cash beginning of period	1,357,613	272,576
Cash, cash equivalents, and restricted cash end of period	$1,293,621	$245,891
Supplemental disclosure of cash flow information
Cash paid for income taxes	$408	$296
Cash paid for operating lease liabilities	$1,874	$1,535
Supplemental disclosure of noncash investing and financing activities
Unpaid deferred offering costs	$-	$1,779
Capitalized stock-based compensation expense	$1,788	$-

HashiCorp, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(amounts in thousands, except share, per share amounts and percentages)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31
	2022	2021	2022	2021
Reconciliation of cost of revenue:
GAAP cost of subscription revenue	$18,331	$10,913	$34,392	$22,011
Less: Amortization of stock-based compensation of capitalized internal-use software	(222)	-	(391)	-
Less: Stock-based compensation expense	(2,907)	(81)	(5,506)	(190)
Non-GAAP cost of subscription revenue	$15,202	$10,832	$28,495	$21,821
GAAP cost of professional services and other	$3,209	$2,006	$6,537	$3,584
Less: Stock-based compensation expense	(652)	(12)	(1,380)	(24)
Non-GAAP cost of professional services and other	$2,557	$1,994	$5,157	$3,560
GAAP cost of revenue	$21,540	$12,919	$40,929	$25,595
Less: Amortization of stock-based compensation of capitalized internal-use software	(222)	-	(391)	-
Less: Stock-based compensation expense	(3,559)	(93)	(6,886)	(214)
Non-GAAP cost of revenue	$17,759	$12,826	$33,652	$25,381
Reconciliation of gross profit:
GAAP gross profit of subscription revenue	$91,901	$62,805	$174,224	$117,177
Add: Amortization of stock-based compensation of capitalized internal-use software	222	-	391	-
Add: Stock-based compensation expense	2,907	81	5,506	190
Non-GAAP gross profit of subscription revenue	$95,030	$62,886	$180,121	$117,367
GAAP gross margin of subscription revenue	81%	84%	81%	83%
Non-GAAP gross margin of subscription revenue	83%	84%	84%	83%
GAAP gross profit of professional services and other	$422	$(611)	$(393)	$(747)
Add: Stock-based compensation expense	652	12	1,380	24
Non-GAAP gross profit of professional services and other	$1,074	$(599)	$987	$(723)
GAAP gross margin of professional services and other	13%	(30%)	(6%)	(21%)
Non-GAAP gross margin of professional services and other	33%	(30%)	15%	(20%)
GAAP gross profit	$92,323	$62,194	$173,831	$116,430
Add: Amortization of stock-based compensation of capitalized internal-use software	222	-	391	-
Add: Stock-based compensation expense	3,559	93	6,886	214
Non-GAAP gross profit	$96,104	$62,287	$181,108	$116,644
GAAP gross margin	81%	83%	81%	82%
Non-GAAP gross margin	84%	83%	84%	82%
Reconciliation of operating expenses:
GAAP sales and marketing expense	$87,674	$49,993	$167,926	$88,869
Less: Stock-based compensation expense	(14,421)	(531)	(28,814)	(1,223)
Non-GAAP sales and marketing expense	$73,253	$49,462	$139,112	$87,646
GAAP research and development	$47,885	$24,914	$95,060	$43,048
Less: Stock-based compensation expense	(10,507)	(413)	(25,245)	(836)
Non-GAAP research and development	$37,378	$24,501	$69,815	$42,212
GAAP general and administrative	$35,383	$12,386	$67,906	$25,028
Less: Stock-based compensation expense	(13,916)	(461)	(27,717)	(951)
Non-GAAP general and administrative	$21,467	$11,925	$40,189	$24,077
Reconciliation of loss from operations:
GAAP loss from operations	$(78,619)	$(25,099)	$(157,061)	$(40,515)
Add: Amortization of stock-based compensation of capitalized internal-use software	222	-	391	-
Add: Stock-based compensation expense	42,403	1,498	88,662	3,224
Non-GAAP loss from operations	$(35,994)	$(23,601)	$(68,008)	$(37,291)
GAAP operating margin	(69%)	(33%)	(73%)	(29%)
Non-GAAP operating margin	(32%)	(31%)	(32%)	(26%)

	Three Months Ended July 31,		Six Months Ended July 31
	2022	2021	2022	2021
Reconciliation of net loss and net loss per share:
GAAP net loss	$(74,764)	$(24,901)	$(152,981)	$(40,487)
Add: Amortization of stock-based compensation of capitalized internal-use software	222	-	391	-
Add: Stock-based compensation expense	42,403	1,498	88,662	3,224
Non-GAAP net loss	$(32,139)	$(23,403)	$(63,928)	$(37,263)

GAAP net loss per share, basic and diluted	$(0.40)	$(0.37)	$(0.83)	$(0.61)

GAAP net loss per share, basic and diluted	$(0.40)	$(0.37)	$(0.83)	$(0.61)
Add: Amortization of stock-based compensation capitalized in software development costs	-	-	0.01	-
Add: Stock-based compensation expense	0.23	0.02	0.48	0.05
Non-GAAP net loss per share, basic and diluted	$(0.17)	$(0.35)	$(0.34)	$(0.56)

Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	185,211,526	66,466,383	184,113,824	66,076,683

Non-GAAP free cash flow
GAAP net cash (used in) provided by operating activities	$(57,150)	$(28,524)	$(70,869)	$(26,166)
Add: purchases of property and equipment	(59)	(43)	(72)	(45)
Add: capitalized internal-use software	(1,924)	(1,427)	(3,516)	(2,812)
Non-GAAP free cash flow	$(59,133)	$(29,994)	$(74,457)	$(29,023)
Non-GAAP free cash flow as a % of revenue	(52%)	(40%)	(35%)	(20%)

TTM Total Revenue	$393,504	$259,087	$393,504	$259,087
TTM Free Cash flow	(108,245)	(46,162)	(108,245)	(46,162)
TTM Non-GAAP free cash flow as a % of revenue	(28%)	(18%)	(28%)	(18%)

HashiCorp, Inc.

RECONCILIATION OF GAAP TO NON-GAAP RPOS

(amounts in thousands)

(unaudited)

	As of
	July 31, 2022	January 31, 2022
GAAP RPOs
GAAP short-term RPOs	$304,265	$268,911
GAAP long-term RPOs	171,780	159,923
Total GAAP RPOs	$476,045	$428,834
Add:
Customer deposits
Customer deposits expected to be recognized within the next 12 months	$20,054	$20,324
Customer deposits expected to be recognized after the next 12 months	2,294	3,059
Total customer deposits	$22,348	$23,383
Non-GAAP RPOs
Non-GAAP short-term RPOs	$324,319	$289,235
Non-GAAP long-term RPOs	174,074	162,982
Total Non-GAAP RPOs	$498,393	$452,217

HashiCorp, Inc.

PRESENTATION OF KEY BUSINESS METRICS

(dollars in millions, except customers and percentages)

(unaudited)

	Three Months Ended
	July 31, 2021	October 31, 2021	January 31, 2022	April 30, 2022	July 31, 2022
Number of customers (as of end of period)	2,101	2,392	2,715	3,240	3,612
Number of customers equal or greater than $100,000 in ARR	558	595	655	704	734
Non-GAAP Remaining Performance Obligations ($M)	$335.8	$368.0	$452.2	$457.6	$498.4
Quarterly subscription revenue from HCP ($M)	$3.7	$5.4	$6.9	$8.8	$10.6
Trailing four quarters average Net Dollar Revenue Retention Rate	124%	127%	131%	133%	134%
Trailing twelve months Non-GAAP free cash flow as a % of revenue	(18%)	(22%)	(20%)	(22%)	(28%)

HashiCorp, Inc.

PRESENTATION OF KEY Historical Financial Data

(amounts in millions)

(unaudited)

	Three Months Ended
	July 31, 2021	October 31, 2021	January 31, 2022	April 30, 2022	July 31, 2022
Revenue	$75.1	$82.2	$96.5	$100.9	$113.9
Non-GAAP free cash flow	$(30.0)	$(24.9)	$(8.9)	$(15.3)	$(59.1)

Investor Contact

Alex Kurtz

HashiCorp

ir@hashicorp.com

Media Contact

Kate Lehman

HashiCorp

media@hashicorp.com